UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 6, 2007

COGENT COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31227	52-2337274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1015 31st Street N.W.
Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(202) 295-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2007, Cogent Communications Group, Inc. (the "Company") completed an offering of $200 million principal amount of its 1.00% Convertible Senior Notes due 2027 (the "Notes") pursuant to a purchase agreement, dated June 6, 2007 (the "Purchase Agreement"), by and among the Company, Cogent Communications, Inc. and Bear, Stearns & Co. Inc., UBS Securities LLC, RBC Capital Markets Corporation and Cowen and Company, LLC (collectively, the "Initial Purchasers"). A copy of the Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.  The aggregate discount received by the Initial Purchasers was approximately $8.89 million in connection with the offering of the Notes.

The Initial Purchasers and their affiliates have engaged in, or may in the future engage in, investment banking, commercial banking, corporate trust, financial services and other commercial dealings in the ordinary course of business with the Company. They have received and may in the future receive customary fees and commissions for these transactions.

The Notes and the shares of the Company's common stock, par value $0.001 per share ("Common Stock"), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an indenture, dated June 11, 2007 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as trustee. A copy of the Indenture is attached to this Form 8-K as Exhibit 4.1 and the description of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

The Notes will be convertible only under certain circumstances, as described below. If, at the time of conversion, the daily volume-weighted average price per share for a 20 trading day period calculated in accordance with the Indenture (as defined in greater detail in the Indenture, "VWAP") of Common Stock is less than or equal to $49.18 per share, which is referred to as the base conversion price, the Notes will be convertible into 20.34 shares of common stock per $1,000 principal amount of the Notes, subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the VWAP of the Common Stock exceeds the base conversion price of $49.18 per share, the conversion rate will be determined pursuant to a formula resulting in holders' receipt of up to an additional 19.12 shares of Common Stock per $1,000 principal amount of the Notes, subject to adjustment upon the occurrence of certain events and determined as set forth in the Indenture. The Notes are convertible until the close of business on the second business day immediately preceding June 15, 2027, in multiples of $1,000 in principal amount, at the option of the holder under the following circumstances:

(1) during the five business-day period after any five consecutive trading day period (the "measurement period") in which the trading price per Note for each day of such measurement period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate for such trading day; (2) during any fiscal quarter after June 30, 2007, if the last reported sale price of Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the base conversion price on the related trading day; (3) if the Company calls any or all of the Notes for redemption; and (4) upon the occurrence of specified corporate transactions described in the Indenture. Upon conversion, the Company has the right to deliver shares of Common Stock based upon the applicable conversion rate, or a combination of cash and shares of Common Stock, if any, based on a daily conversion value as described above calculated on a proportionate basis for each trading day of a 20 trading-day observation period. In the event of a fundamental change as specified in the Indenture, the Company will increase the conversion rate by a number of additional shares of Common Stock specified in the Indenture, or, in lieu thereof, the Company may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes will become convertible into shares of the acquiring or surviving company.

The Notes bear interest at a rate of 1.00% per year payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning December 15, 2007. The Notes will mature on June 15, 2027, unless earlier converted, redeemed or repurchased. The Company may redeem the notes at its option, in whole or in part, on or after June 20, 2014, subject to prior notice as provided in the Indenture. The redemption price during that period will be equal to the principal amount of the notes to be redeemed, plus any accrued and unpaid interest.

The Notes are the Company's senior unsecured obligations and will rank in right of payment equally with the Company's other senior unsecured indebtedness, effectively subordinated to any of the Company's secured indebtedness and structurally subordinated to all of the liabilities of the Company's subsidiaries. The Notes could become immediately due and payable upon the occurrence of customary events of default, including insolvency events and failure to make payments required under the Notes or to convert the Notes pursuant to their terms.

In connection with the closing of the sale of the Notes, the Company entered into a registration rights agreement, dated as of June 11, 2007, with the Initial Purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to file a shelf registration statement covering resales of the Notes and Common Stock issuable upon the conversion of the Notes and cause it to become effective under the Securities Act no later than 120 days, after the original date of issuance of the Notes and to deliver registered shares of Common Stock upon conversion of the Notes. Subject to certain rights to suspend use of the shelf registration statement, the Company agreed to use its commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of (1) the sale of all Notes and Common Stock issuable upon conversion of the Notes in accordance with the shelf registration statement, (2) the expiration of the holding period applicable to the Notes and Common Stock issuable upon conversion of the Notes under Rule 144(k) under the Securities Act, or (3) two years from the date such shelf registration statement is declared effective. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached to this Form 8-K as Exhibit 4.3 and this description is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

The Company’s net proceeds from this offering, after deducting discounts and commissions and offering expenses, was approximately $195.0 million.  The Company used $50 million of such net proceeds to enter into a concurrent transaction with one of the Initial Purchasers to repurchase shares of its Common Stock.  The Company will use approximately $10.6 million of the remaining net proceeds to pay off its existing 7.50% convertible subordinated notes, which mature on June 15, 2007.  The remaining net proceeds will be used for general corporate purposes.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

On June 11, 2007, the Company issued the press release filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

4.1

Indenture related to the Convertible Senior Notes due 2027, dated as June 11, 2007, between Cogent Communications Group, Inc. and Wells Fargo Bank, N.A., as trustee (including form of 1.00% Convertible Senior Notes due 2027).

4.2	Form of 1.00% Convertible Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1 hereto).

4.3

Registration Rights Agreement, dated as of June 11, 2007, by and among Cogent Communications Group, Inc. and Bear, Stearns & Co. Inc., UBS Securities LLC, RBC Capital Markets Corporation and Cowen and Company, LLC.

10.1

Purchase Agreement, dated as of June 11, 2007, by and among Cogent Communications Group, Inc., Cogent Communications, Inc. and Bear, Stearns & Co. Inc., UBS Securities LLC, RBC Capital Markets Corporation and Cowen and Company, LLC.

99.1	Press Release dated June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

June 12, 2006	By:	/s/ David Schaeffer
		Name:	David Schaeffer
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture related to the Convertible Senior Notes due 2027, dated as June 11, 2007, between Cogent Communications Group, Inc. and Wells Fargo Bank, N.A., as trustee (including form of 1.00% Convertible Senior Notes due 2027).

4.2	Form of 1.00% Convertible Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1 hereto).

4.3

Registration Rights Agreement, dated as of June 11, 2007, by and among Cogent Communications Group, Inc. and Bear, Stearns & Co. Inc., UBS Securities LLC, RBC Capital Markets Corporation and Cowen and Company, LLC.

10.1

Purchase Agreement, dated as of June 11, 2007, by and among Cogent Communications Group, Inc., Cogent Communications, Inc. and Bear, Stearns & Co. Inc., UBS Securities LLC, RBC Capital Markets Corporation and Cowen and Company, LLC.

99.1	Press Release dated June 11, 2007.